As filed with the Securities and Exchange Commission on October 18, 1999
                                       Registration Statement File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                 52-2187059
    (State or Other Jurisdiction                    (I.R.S. Employer
          of Incorporation)                        Identification No.)

11 West 42nd Street, New York, New York                        10036
 (Address of Principal Executive Offices)                   (Zip Code)

       MARTHA STEWART LIVING OMNIMEDIA, INC. 1999 STOCK INCENTIVE PLAN
MARTHA STEWART LIVING OMNIMEDIA, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK AND
                             OPTION COMPENSATION PLAN
       MARTHA STEWART LIVING OMNIMEDIA, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
        MARTHA STEWART LIVING OMNIMEDIA LLC PHANTOM PERFORMANCE UNIT PLAN
            MARTHA STEWART LIVING OMNIMEDIA LLC NONQUALIFIED CLASS A
                           LLC UNIT/STOCK OPTION PLAN
                       LLC UNIT OPTION AGREEMENT WITH HELEN MURPHY
                            (Full Title of the Plans)

                             Gregory R. Blatt, Esq.
                   Executive Vice President, General Counsel
                      Martha Stewart Living Omnimedia, Inc.
                               11 West 42nd Street
                            New York, New York 10036
                                  (212) 827-8000
                          (Name, Address and Telephone
               Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  PROPOSED MAXIMUM  PROPOSED MAXIMUM  AMOUNT OF
TITLE OF SECURITIES AMOUNT TO BE   OFFERING PRICE      AGGREGATE    REGISTRATION
  TO BE REGISTERED  REGISTERED(1)    PER SHARE(2)    OFFERING PRICE     FEE
--------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01        10,732,393    $18.00            $193,183,074    $53,705
  per share             shares
================================================================================
(1) Represents the maximum number of shares that may be issued under the aforenamed employee benefit plans.
(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on $18, the initial public offering price of the registrant's Class A Common Stock.

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

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

     (a) The Registrant's prospectus that was a part of the Registrant's Registration Statement on Form S-1 (File No. 333-84001), which prospectus was filed on July 29, 1999, as amended through October 14, 1999, including any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933.

     (b) The Registrant's Registration Statement on Form 8-A, filed on October 14, 1999.

     (c) The description of the Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A referred to in (b) above.

          All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides as follows:

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            As permitted by the DGCL, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Act.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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
               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on October 18, 1999.

                                 MARTHA STEWART LIVING OMNIMEDIA, INC.


                                  By:   /s/ Martha Stewart
                                      -----------------------------------------
                                        Martha Stewart
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints the Chief Financial and Administrative Officer or the Secretary, or either of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 1999.

              Signature                                 Title

/s/  Martha Stewart
------------------------------------- Chairman, Chief Executive Officer and
       Martha Stewart                    Director (Principal Executive Officer)

/s/  Sharon Patrick
------------------------------------- President, Chief Operating Officer and
       Sharon Patrick                     Director

/s/  Helen Murphy
------------------------------------- Chief Financial and Administrative
        Helen Murphy                       Officer (Principal Financial Officer)

/s/  James Follo                      Senior Vice President, Finance and
-------------------------------------   Controller (Principal Accounting
        James Follo                                    Officer)

/s/  Charlotte Beers                  Director
-------------------------------------
        Charlotte Beers

/s/  L. John Doerr                    Director
-------------------------------------
        L. John Doerr

/s/  Naomi O. Seligman                Director
-------------------------------------
       Naomi O. Seligman

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                               EXHIBIT TITLE


         4.1         --1999 Stock Incentive Plan (incorporated by reference to
                       Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

         4.2         --1999 Non-Employee Director Stock Option and
                       Compensation Plan (incorporated by reference to Exhibit
                       10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

         4.3         --1999 Employee Stock Purchase Plan (incorporated by
                       reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

         4.4         --Martha Stewart Living Omnimedia LLC Phantom Performance
                       Unit Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

         4.5         --Martha Stewart Living Omnimedia LLC Nonqualified Class
                       A LLC Unit/Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

         4.6         --LLC Unit Option Agreement, dated September 3, 1999, by
                       and between Martha Stewart Living Omnimedia LLC and Helen Murphy (incorporated by reference to Exhibit 10.18 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84001)).

          5          --Form of Opinion of Wachtell, Lipton, Rosen & Katz.

        23.1         --Consent of Arthur Andersen LLP.

        23.2         --Consent of Ernst & Young LLP.

        23.2         --Consent of Wachtell, Lipton, Rosen & Katz (included in
                       Exhibit 5).

         24          --Powers of Attorney (included on signature page).


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